                                                                    Exhibit 3.10

ARTICLES OF INCORPORATION
Form 200 Revised July 1, 2002
Filing fee: $50.00
Deliver to: Colorado Secretary of State
Business Division,
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained at www.sos.state.co.us
                                                 ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to Section 7-102-102, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1.   The entity name of the corporation is: Eastside Coal Company, Inc.

2. The corporation is authorized to issue: (number) 1000 shares of (class) common capital stock.

3. The street address of the corporation's initial registered office and the name of its initial registered agent at that office are: Street Address: 1675 Broadway, Denver, Colorado 80202; Registered Agent Name: The Corporation Company.

4. The address of the corporation's initial principal office is: 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.

5.   The name and address of the incorporator is:
Name:       Alissa K. Fanning
Address: 112 E. Pecan Street, Suite 1800, San Antonio, Texas 78205.

6. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:
Name:       Alissa K. Fanning
Address: 112 E. Pecan Street, Suite 1800, San Antonio, Texas 78205.

7. The Colorado Secretary of State may contact the following authorized person regarding this document:
Name:       Alissa K. Fanning
Address: 112 E. Pecan Street, Suite 1800, San Antonio, Texas 78205.
Voice: 210-554-5479   Fax: 210-226-8395   e-mail: akfannin@coxsmith.com


Disclaimer: This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

Dated: January 3, 2003.